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                              Amendment No. 5 to
                           Stock Purchase Agreement
                           ------------------------

     THIS AMENDMENT NO. 5 is entered into as of December 23, 1998, between Riverside Group, Inc., a Florida corporation (the "Seller"), and Imagine Investments, Inc., a Delaware corporation ("Purchaser").

                                   Preamble
                                   --------

     The Seller and the Purchaser are parties to that certain Stock Purchase Agreement dated as of October 5, 1998 (the "Agreement") and Amendment No. 1 to the Agreement dated November 4, 1998, and Amendment No. 2 dated November 18, 1998, Amendment No. 3 dated November 30, 1998 and Amendment No. 4 dated December 9, 1998 and desire to modify certain of the provisions thereof as set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration hereinafter set forth, the parties hereto agree as follows:

     1. Definitions. Capitalized terms used herein without definition that are defined in the Agreement shall have the same meanings herein as therein.

     2. Amendment of Section 1.02 of the Agreement. Section 1.02(b) of the Agreement is hereby amended as follows:

         (a) The reference to "November 4" contained in the first sentence of the Agreement (but not anywhere else) and as amended to November 19 in Amendment No. 1, and as amended to November 30 in Amendment No. 2, and as amended to December 9 in Amendment No. 3, and as amended to December 23 in Amendment No. 4 is hereby changed to "January 23."

     3. Miscellaneous. This Amendment No. 5 may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To the extent not inconsistent with this Amendment No. 5 and Amendment No. 1 and 2 and 3 and 4, the Agreement remains in full force and effect. The Agreement, as amended by Amendment No. 1, No. 2, No. 3, No. 4, and this Amendment No. 5, supersedes all prior negotiations and agreements (written or oral) among the parties with respect to the subject matter covered thereby and constitutes the entire understanding among the parties thereto.

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf, by an officer thereunto duly authorized, all as of the date first above written.

                                       IMAGINE INVESTMENTS, INC.


                                       By /s/ Harry T. Carneal
                                          ------------------------------------
                                          Name:   Harry T. Carneal
                                          Title:  Director
                                                  "Purchaser"



                                       RIVERSIDE GROUP, INC.


                                       By /s/ J. Steven Wilson
                                          ------------------------------------
                                          Name:   J. Steven Wilson
                                          Title:  President
                                                  "Seller"

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